Exhibit 99.1

agency Agreement

September 26, 2013

Response Biomedical Corp.
75th Avenue West, Suite 1781
Vancouver, British Columbia
V6P 6P2

Attention:     Jeffrey L. Purvin, Chief Executive Officer

Gentlemen:

Bloom Burton & Co. Inc. (the “Agent”) understands that Response Biomedical Corp. (the “Corporation”) proposes to issue and sell up to 816,326 subscription receipts (the “Subscription Receipts”) at a price of $2.45 per Subscription Receipt (the “Issue Price”) for aggregate gross proceeds of up to $2,000,000 (the “Offering”), with each Subscription Receipt, in accordance with the specific terms and conditions of the Subscription Receipt Agreement (as defined hereinafter), entitling the holder thereof to receive, for no additional consideration, one unit of the Corporation (each, a “Unit”) upon receipt of disinterested shareholders’ approval for the Offering (the “Conversion Date”) in accordance with the rules of the Toronto Stock Exchange (the “TSX”). The Subscription Receipts, together with the underlying Common Shares (as defined hereinafter), the underlying Warrants (as defined hereinafter) and the Warrant Shares (as defined hereinafter) are referred to herein as the “Offered Securities”.

The Agent further understands that the Offering is being conducted concurrently with a non-brokered private placement of up to an additional 816,326 Subscription Receipts for aggregate gross proceeds of up to $2,000,000.

Each Unit will consist of one common share (each, a “Common Share”) in the share capital of the Corporation and one-half of one common share purchase warrant (each, a “Warrant”). Each whole Warrant will entitle the holder thereof to purchase one Common Share (each, a “Warrant Share”) for an exercise price of $3.58 at any time for a period of 3 years following the Closing Date. Each Warrant may be exercisable on a “net” (cashless exercise) basis.

The gross proceeds from the sale of the Subscription Receipts (the “Escrowed Funds”) will be held by Computershare Trust Company of Canada, as escrow agent (the “Escrow Agent”) on behalf of the holders of the Subscription Receipts, and invested in a non-interest bearing account at a Canadian chartered bank until the Conversion Date, pursuant to the terms of the Subscription Receipt Agreement.

Subject to the terms and conditions of this Agreement, the Agent agrees to act as, and the Corporation appoints the Agent as, the exclusive agent of the Corporation to offer the Subscription Receipts for sale on a “best efforts” basis in the Selling Jurisdictions (as defined hereinafter) and in any other jurisdictions that the Agent and the Corporation may agree, all in the manner contemplated by this Agreement. The Corporation acknowledges and agrees that the Agent is not obligated to purchase any of the Subscription Receipts or other securities of the Corporation as principal.

As further detailed in Section 4, the Corporation agrees that the Agent shall be permitted to appoint, at its sole expense, other registered dealers or other dealers duly qualified in their respective jurisdictions, as its agents, to assist in the Offering in the Selling Jurisdictions and that the Agent may determine, and shall be solely responsible for, the remuneration payable to such other dealers appointed by it.

The Offering may be completed in one or more partial closings at the discretion of the Corporation and the Agent (subject to the necessary regulatory approvals) and each such partial closing shall be made in accordance with the terms of this Agreement.

In the United States the Agent may only offer for sale the Offered Securities to Accredited Investors (as defined in Schedule ), in accordance with Schedule “A” attached hereto, which is incorporated by reference herein and forms a part of this Agreement. The Agent and the Corporation agree that all offers of the Offered Securities in the United States shall be made in compliance with Schedule “A”.

In consideration of the Agent’s services to be rendered in connection with the Offering, the Corporation shall pay to the Agent the Offering Agent’s Fee (as defined hereinafter). As additional compensation for the services provided, the Corporation shall issue to the Agent the Compensation Warrants (as defined hereinafter).

1.	Definitions

In this Agreement:

“Additional Closing Date(s)” means the dates on which additional closings may occur but no later than December 31, 2013;

“affiliate”, “distribution”, “material change”, “material fact”, “misrepresentation”, and “subsidiary” have the respective meanings given to them in the Securities Act (British Columbia);

“Agent” has the meaning given to it above;

“Agreement” means this letter agreement between the Corporation and the Agent;

“Business” means the business of developing, manufacturing and marketing rapid onsite diagnostic tests for use with its platform for clinical, biodefense and environmental applications currently carried on and proposed to be carried on by the Corporation and its Subsidiary after the Closing Date;

“Business Day” means any day, other than a Saturday, Sunday or statutory or civic holiday in Vancouver, British Columbia or Toronto, Ontario;

“Canadian Securities Laws” means all applicable securities laws in all of the provinces and territories of Canada and the respective rules, regulations, instruments, blanket orders and blanket rulings under such laws together with applicable published policies, policy statements and notices of the securities regulatory authorities in such provinces and territories;

“Canadian Securities Regulators” means, collectively, the applicable securities commissions or securities regulatory authorities in all of the provinces and territories of Canada;

“CFIA” has the meaning ascribed to it in Section 6(uu);

“Claim” has the meaning ascribed to it in Section ;

“Closing” means the completion of the issue and sale by the Corporation of the Subscription Receipts, as applicable, pursuant to this Agreement;

“Closing Date” means September 26, 2013 or such other date as the Corporation and the Agent may agree upon in writing, or as may be changed pursuant to this Agreement, but in any event shall not be later than November 30, 2013;

“Closing Time” means 8:00 a.m. (Toronto time) on the Closing Date;

“Common Shares” has the meaning given to it above;

“Compensation Warrants” has the meaning given to it in Section ;

“Compensation Warrant Certificates” has the meaning given to it in Section ;

“Conversion Date” has the meaning given to it above;

“Corporation” has the meaning given to it above;

“Employment Laws” has the meaning given to it in Section 6(aa);

“Environmental Laws” means any federal, state, provincial, territorial or local law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the regulation, protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, control, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials or Conditions, and “Hazardous Materials or Conditions” means any material, substance (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) or condition that is regulated by or may give rise to liability under any Environmental Laws;

“Escrow Agent” has the meaning given to it above;

“Escrowed Funds” has the meaning given to it above;

“FDA” has the meaning ascribed to it in Section 6(uu);

“Financial Statements” means the audited comparative consolidated financial statements of the Corporation and the notes thereto as of and for the years ended December 31, 2012 and 2011, together with the report of the independent auditor thereon and the unaudited interim consolidated financial statements of the Corporation and the notes thereto as of and for the three months and six months ended June 30, 2013 and 2012;

“Governmental Authorities” means governments, regulatory authorities, governmental departments, agencies, commissions, bureaus, officials, ministers, Crown corporations, courts, bodies, boards, tribunals or dispute settlement panels or other law, rule or regulation-making organizations or entities:

(a)	having or purporting to have jurisdiction on behalf of any nation, province, territory or state or any other geographic or political subdivision of any of them; or

(b)	exercising, or entitled or purporting to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power;

“Governmental Licences” has the meaning given to it in Section 6(y);

“HC” has the meaning ascribed to it in Section 6(uu);

“Intellectual Property” means, collectively, all intellectual property rights owned by or exclusively licensed to the Corporation or its Subsidiary which pertain to the Business, products and technology of the Corporation and its Subsidiary as it is currently conducted or whatsoever nature, kind or description, including all: (i) trademarks, service marks, trade-mark and service mark registrations, trade-mark and service mark applications, rights under registered user agreements, trade names and other trade-mark and service mark rights; (ii) copyrights and applications therefore, including all computer software and rights related thereto; (iii) all foreign and domestic patents and patent applications (including all provisional, divisional, substitution, continuation and continuation in-part applications, and all foreign counterparts thereof) and all foreign and domestic patents (including extensions, reissues, re-examinations, renewals, inventors certificates and foreign counterparts thereof); (iv) preclinical and clinical data and results, (v) trade secrets and proprietary and confidential information; (vi) industrial designs and registrations thereof and applications therefore; (vii) renewals, modifications, developments and extensions of any of the items listed in clauses (i) through (vi) above; and (viii) patterns, plans, designs, research data, other proprietary know-how, processes, drawings, technology, inventions, formulae, specifications, unpatented blue prints, and all licenses, agreements and other contracts and commitments relating to any of the foregoing;

“Issue Price” has the meaning given to it above;

“Lien” means any mortgage, charge, pledge, hypothec, security interest, assignment, lien (statutory or otherwise), charge, title retention agreement or arrangement, restrictive covenant or other encumbrance of any nature, or any other arrangement or condition which, in substance, secures payment or performance of an obligation;

“Material Adverse Effect” or “Material Adverse Change” means any effect, change, event or occurrence that is, or is reasonably likely to be, materially adverse to the results of operations, condition (financial or otherwise), assets, properties, capital, liabilities (contingent or otherwise), cash flow, income or business operations of the Corporation and its Subsidiary taken as a whole;

“NI 45-102” means National Instrument 45-102 - Resale of Securities;

“NI 45-106” means National Instrument 45-106 – Prospectus and Registration Exemptions;

“notice” has the meaning given to it in Section 21;

“Offered Securities” has the meaning given to it above;

“Offering” has the meaning given to it above;

“Offering Agent’s Fee” has the meaning given to it in Section ;

“Offering President’s List” means those investors whose names are set forth on a list provided by the Corporation to the Agent, previously agreed in writing by the Corporation and the Agent;

“Personnel” has the meaning given to it in Section 13;

“Purchasers” means, collectively, the purchasers who acquire the Subscription Receipts by duly completing, executing and delivering the Subscription Agreements and any other required documentation;

“Securities” means the Offered Securities and the Compensation Warrants;

“Selling Firm” has the meaning given to it in Section 4(a);

“Selling Jurisdictions” means all the provinces and territories of Canada and such other jurisdictions outside of Canada (including the United States) where the Offered Securities may be lawfully sold, as may be agreed to by the Agent and the Corporation as evidenced by the Corporation’s acceptance of a Subscription Agreement with respect thereto;

“Subscription Agreements” means the subscription agreements for the Subscription Receipts in the form agreed upon by the Agent and the Corporation, pursuant to which Purchasers agree to subscribe for and purchase the Subscription Receipts pursuant to the Offering and shall include, for greater certainty, all schedules thereto; and “Subscription Agreement” means any one of them, as the context requires;

“Subscription Receipt Agreement” means the subscription receipt agreement to be dated the Closing Date and made between the Corporation, the Agent and the Escrow Agent governing the terms and conditions of the Subscription Receipts;

“Subscription Receipts” has the meaning given to it above;

“Subsidiary” means Response Point of Care Inc.;

“TPD” has the meaning ascribed to it in Section 6(uu);

“TSX” has the meaning given to it above;

“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

“Units” has the meaning given to it above;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“U.S. Securities Laws” means the U.S. Securities Act and all other applicable securities laws of the United States and any state thereof and the respective regulations, forms and rules thereunder;

“Warrants” has the meaning given to it above;

“Warrant Certificates” means the certificates evidencing the Warrants; and

“Warrant Shares” has the meaning given to it above.

Unless otherwise expressly provided in this Agreement, words importing only the singular number include the plural and vice versa and words importing gender include all genders. References to “Sections”, “paragraphs” and “clauses” are to the appropriate section, paragraph or clause of this Agreement. Any defined terms in this Agreement not defined in Section 1 above shall have that definition as set forth in Exhibit A attached hereto.

All references to dollars or “$” are to Canadian dollars unless otherwise expressed.

2.	Sale on exempt basis

(a)

The Agent shall offer for sale and sell the Offered Securities only at the Issue Price in the Selling Jurisdictions on a private placement basis in compliance with Canadian Securities Laws, and offer for sale the Offered Securities in the United States in accordance with Schedule “A” attached hereto, such that the offer and sale of the Offered Securities does not require the Corporation to file a prospectus, a registration statement or any other offering document, or to deliver an offering memorandum or other offering document to any person under Canadian Securities Laws without the necessity of obtaining an order or ruling from any Canadian Securities Regulator. The Agent will offer for sale the Offered Securities inside the United States only in the manner described in Section below.

(b)

The Agent will obtain from each Purchaser a properly completed and duly executed Subscription Agreement, including properly completed and duly executed certificates of eligibility forming a part thereof, together with any additional documentation as may be requested by the Corporation or the TSX.

(c)	The Agent covenants, represents and warrants to the Corporation that it will comply with the rules and policies of the TSX and of the Canadian Securities Laws in connection with the Offering.

(d)

The Corporation undertakes to file, or cause to be filed, all forms or undertakings required to be filed by the Corporation in connection with the issue and sale of the Offered Securities so that the distribution of the Offered Securities may lawfully occur without the necessity of filing a prospectus, a registration statement or an offering memorandum in compliance with Canadian Securities Laws, and the Agent undertakes to use commercially reasonable efforts to cause the Purchasers to complete any forms required by Canadian Securities Laws (such forms shall be provided by the Corporation to the Agent). All fees payable in connection with such filings shall be at the expense of the Corporation.

(e)

Neither the Corporation nor the Agent shall (i) provide to prospective Purchasers any document or other material that would constitute an offering memorandum within the meaning of Canadian Securities Laws; or (ii) engage in any form of general solicitation or general advertising in connection with the offer and sale of the Offered Securities, including but not limited to, causing the sale of the Offered Securities to be advertised in any newspaper, magazine, printed public media, printed media or similar medium of general and regular paid circulation, broadcast over radio, television or telecommunications, including electronic display, or conduct any seminar or meeting relating to the offer and sale of the Offered Securities whose attendees have been invited by general solicitation or advertising.

(f)

The Corporation covenants to duly execute and deliver the Subscription Agreements and any certificates representing the Offered Securities at the Closing Time and shall comply with and satisfy all terms, conditions and covenants therein contained to be complied with or satisfied by the Corporation.

(g)

The Corporation covenants to file with the Canadian Securities Regulators and the TSX all forms, notices and certificates required to be filed by the Corporation pursuant to the Canadian Securities Laws and the policies of the TSX in the time required by the Canadian Securities Laws and the policies of the TSX, including, for greater certainty, Form 45-106F1 or 45-106F6 of NI 45-106, as applicable, and any other forms, notices and certificates set forth in the opinion delivered to the Agent pursuant to Section hereof, as are required to be filed by the Corporation.

(h)

The Corporation covenants to ensure that the Offered Securities, upon issuance, shall have the attributes corresponding in all material respects to the description thereof set forth in this Agreement, the Subscription Receipt Agreement and the Subscription Agreements.

(i)

The Corporation acknowledges and agrees that the first trade in the Common Shares and Warrants underlying the Subscription Receipts, and the Warrant Shares by the holders thereof shall be subject in all Selling Jurisdictions only to the resale restrictions set forth in NI 45-102.

(j)

The Corporation will use its reasonable commercial efforts to maintain the listing of the Common Shares on the TSX and the status thereof as a reporting issuer not in default under the securities legislation of each of the Selling Jurisdictions for a period of two years after the Closing Date unless the Corporation shall become merged or amalgamated with, or otherwise acquired by, any person and the shareholders of the Corporation shall receive cash from, or publicly traded securities from, such other person.

(k)

The Agent represents and warrants that it is duly qualified to offer and sell the Offered Securities in those jurisdictions where it will offer or sell the Offered Securities and agrees that it will not offer or sell the Offered Securities in those jurisdictions where it is not permitted to do so by Canadian Securities Laws or U.S. Securities Laws. The Agent agrees that such Offered Securities will be offered for sale in accordance with Canadian Securities Laws and U.S. Securities Laws in such jurisdictions and on the terms and conditions set forth in this Agreement.

(l)

The Corporation and the Agent acknowledge that the Offered Securities have not been and will not be registered under the U.S. Securities Act or any state securities laws and may be offered and sold only in transactions exempt from or not subject to the registration requirements of the U.S. Securities Act. The Corporation and the Agent agree that any offers, sales and purchases of the Offered Securities in the United States: (i) will be made in accordance with Schedule “A” (which schedule is incorporated into and forms part of this Agreement); and (ii) will be conducted in such a manner so as not to require registration thereof or the filing of a registration statement, prospectus or an offering memorandum with respect thereto under the U.S. Securities Act and in compliance with U.S. Securities Laws.

3.	Due Diligence

Prior to the Closing Date, the Corporation shall allow and assist the Agent and its counsel to conduct all due diligence investigations which the Agent may reasonably require. The Corporation agrees to use commercially reasonable efforts to assist the Agent with its due diligence investigations and will make available to the Agent and the Agent’s counsel such financial, business and other information, in such form as available, concerning the Corporation and its business as the Agent may reasonably request for the purpose of enabling the Agent to carry out its due diligence investigations. Without limiting the generality of the foregoing, the Corporation shall make available its senior management and use its best efforts to make available the Corporation’s legal counsel to answer any questions which the Agent may have and to participate in one or more due diligence sessions to be held prior to the Closing Time

4.	Distribution and Certain Obligations of the Agent

(a)

The Corporation agrees that the Agent will be permitted to appoint, at its sole expense, other registered dealers or brokers as its agents to assist in the distribution of the Offered Securities. The Agent shall, and shall require any such dealer or broker, other than the Agent, with which the Agent has a contractual relationship in respect of the distribution of the Offered Securities (each, a “Selling Firm”), to comply with Canadian Securities Laws and other applicable securities laws in connection with the distribution of the Offered Securities, including the U.S. Securities Laws. The Agent shall, and shall require any Selling Firm to, offer for sale and sell the Offered Securities only in those jurisdictions where they may be lawfully offered for sale or sold.

(b)

The Agent shall, and shall require any Selling Firm to agree to, observe and distribute the Offered Securities in a manner that complies with, all applicable laws and regulations in each jurisdiction into and from which they may offer to sell the Offered Securities and will not, directly or indirectly, offer, sell or deliver any Offered Security to any person in any jurisdiction other than in the Selling Jurisdictions, except in a manner which will not require the Corporation to comply with the registration, prospectus, continuous disclosure, filing or other similar requirements under the applicable securities laws of such other jurisdictions.

(c)

The Agent acknowledges that neither the Offered Securities nor Warrant Shares have been and will not be registered under the U.S. Securities Act and may only be offered and sold within the United States to (i) Qualified Institutional Buyers pursuant to Rule 144A, (ii) Accredited Investors pursuant to Rule 506 of Regulation D or (iii) outside the United States pursuant to Rule 903 of Regulation S and exemptions from registration under applicable state securities laws. Accordingly, the Agent separately and not jointly represents, warrants and covenants to the Corporation and will cause its U.S. Affiliate to comply with such representations, warranties and covenants, that it has not offered or sold, and will not offer or sell, any Offered Securities constituting part of its allotment within the United States except as provided in Schedule A or outside the United States in accordance with Regulation S. Accordingly, neither it nor its U.S. Affiliate nor any person acting on its or their behalf has engaged or will engage in: (1) any offer to sell or any solicitation of an offer to buy, any Offered Securities to any person in the United States, (2) any sale of Offered Securities to any purchaser unless, at the time the buy order was or will have been originated, the purchaser was outside the United States, or such underwriter, U.S. Affiliate or person acting on behalf of either reasonably believed that such purchaser was outside the United States or (3) any Directed Selling Efforts with respect to the Offered Securities.

5.	Material Change

(a)	During the period from the execution hereof to the later of the last Closing Time or the Conversion Date, the Corporation will promptly notify the Agent of the full particulars of:

(i)	any Material Adverse Change, whether actual, anticipated or threatened;

(ii)	any change in any material fact contained or referred to in the public disclosure documents of the Corporation; and

(iii)

the occurrence or discovery of a material fact or event, which, in any such case, is, or may be, of such a nature as to result in any public disclosure documents of the Corporation not complying in any material respect with Canadian Securities Laws, provided that the Corporation shall in good faith discuss with the Agent any fact or change in circumstances which is of such a nature that there is reasonable doubt as to whether notice in writing need be given to the Agent pursuant to this Section (a).

(b)	During the period from the execution hereof to the later of the last Closing Time or the Conversion Date, the Corporation will promptly notify the Agent of the full particulars of:

(i)

any request of any Canadian Securities Regulators, other securities commission or similar regulatory authority, the TSX, or any other competent authority for any amendment to any part of the public disclosure documents of the Corporation or for any additional information;

(ii)

the issuance by any Canadian Securities Regulator, other securities commission or similar regulatory authority, the TSX or by any other competent authority of any order to cease or suspend trading of any securities of the Corporation or of the institution or threat of institution of any proceedings for that purpose; and

(iii)

the receipt by the Corporation of any communication from any Canadian Securities Regulators, the TSX or any other competent authority relating to the Offering and the distribution of the Offered Securities.

(c)	The Corporation will promptly comply with Canadian Securities Laws with respect to any material change, change, occurrence or event of the nature referred to in Section (a) above.

(d)

During the period from the execution hereof to the later of the last Closing Time or the Conversion Date, the Corporation will promptly provide to the Agent, for review on a confidential basis by the Agent and the Agent’s counsel, which review shall be completed in a timely manner, prior to the public filing or public issuance:

(i)	any financial statements of the Corporation;

(ii)	any amendment to the current annual information form of the Corporation, and any material change report, information circular or annual information form; and

(iii)	any press release of the Corporation.

6.	Representations and Warranties of the Corporation

The Corporation represents and warrants to the Agent, and acknowledges that the Agent is relying upon such representations and warranties, that:

(a)

since June 30, 2013, the Corporation has been and is in compliance with its timely disclosure obligations under Canadian Securities Laws and the rules and regulations of the TSX; no confidential material change report has been filed by the Corporation under Canadian Securities Laws that remains confidential at the date hereof; the Corporation has not completed a “significant acquisition” which would require the Corporation to file a business acquisition report under Canadian Securities Laws; all of the material contracts and agreements of the Corporation and its Subsidiary not made in the ordinary course of business, if required under Canadian Securities Laws, have been filed with the applicable Canadian Securities Regulators;

(b)

the common shares of the Corporation are listed for trading on the TSX and are quoted on the OTCBB and the Corporation is not in default in any material respect of any of the listing requirements of the TSX applicable to the Corporation;

(c)

since June 30, 2013, (i) there has been no material change (actual, anticipated, contemplated or threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Corporation and its Subsidiary taken as a whole, (ii) there have been no transactions entered into by the Corporation or its Subsidiary which are material with respect to the Corporation and its Subsidiary taken as a whole, other than those in the ordinary course of business, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Corporation on any class of its shares;

(d)

each of the Corporation and its Subsidiary has been duly incorporated and organized and is validly subsisting under the laws of its jurisdiction of formation and is properly registered or licensed to carry on business under the laws of all jurisdictions in which its business is carried on, except where the failure to be so registered or licensed would not have a Material Adverse Effect;

(e)

the Corporation has the requisite corporate power, authority and capacity to enter into this Agreement, the Subscription Receipt Agreement, the Subscription Agreements, the Warrant Certificates and the Compensation Warrant Certificates and to perform its obligations hereunder and thereunder and the Corporation has the requisite corporate power, authority and capacity to own, lease and operate its property and assets and to carry on its business as currently carried on or as proposed to be carried on;

(f)

the Corporation has authorized share capital consisting of an unlimited number of common shares, of which 6,577,664 common shares are issued and outstanding as of the date hereof. Other than pursuant to the exercise of outstanding stock options, restricted share units or warrants, no person, firm, corporation or other entity has any agreement, option, right or privilege (whether pre-emptive, contractual or otherwise) for the purchase or acquisition from the Corporation of any unissued shares of the Corporation;

(g)

all of the issued and outstanding securities of the Corporation have been duly and validly authorized and issued and are fully paid and non-assessable shares of the Corporation, and none of the outstanding securities of the Corporation were issued in violation of the pre-emptive or similar rights of any securityholder of the Corporation;

(h)	the Corporation has full corporate power and authority to issue the Securities;

(i)

the Subscription Receipts, at the Closing Time, the Common Shares and the Warrants, at the Conversion Date, and the Warrant Shares issued upon the exercise of the Warrants in accordance with their terms, shall be duly authorized and upon receipt of payment therefor, validly issued, and with respect to the Common Shares and the Warrant Shares, fully paid and non-assessable shares of the Corporation;

(j)

on or prior to the Closing Time, the form of the certificates for the Subscription Receipts, the Common Shares, the Warrants and the Compensation Warrants will have been approved by the board of directors of the Corporation and adopted by the Corporation and will comply with all legal and stock exchange requirements and will not conflict with the Corporation’s articles or constating documents;

(k)	at all times prior to the expiry of the Warrants, a sufficient number of Warrant Shares shall be allocated and reserved for issuance upon due exercise of the Warrants in accordance with their terms;

(l)

at all times prior to the expiry of the Compensation Warrants, a sufficient number of Common Shares shall be allocated and reserved for issuance upon due exercise of the Compensation Warrants in accordance with their terms;

(m)

the Corporation is not in default or breach of, and the execution and delivery of, and the performance of and compliance with the terms of, this Agreement, the Subscription Receipt Agreement, the Subscription Agreements, the Warrant Certificates and the Compensation Warrant Certificates and the performance of any of the transactions contemplated hereby and thereby by the Corporation, do not and will not result in any breach of, or constitute a default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or constitute a default under any applicable laws or any term or provision of the constating documents, articles or resolutions of the directors or shareholders of the Corporation, or any mortgage, note, indenture, contract, agreement (written or oral), instrument, lease or other document to which the Corporation is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to the Corporation, which default or breach would reasonably be expected to have a Material Adverse Effect;

(n)

this Agreement, the Subscription Receipt Agreement, the Warrant Certificates, the Compensation Warrant Certificates and the Subscription Agreements and the performance of the Corporation’s obligations hereunder and thereunder have been duly authorized by all necessary corporate action, and such agreements have been, or will at Closing be, duly executed and delivered by the Corporation and constitute or will constitute legal, valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by the application of equitable principles when equitable remedies are sought and, with respect to this Agreement, subject to the fact that rights of indemnity and contribution may be limited by applicable law;

(o)

no approval, authorization, consent or other order of, and no filing, registration or recording with any Governmental Authority or other person is required of the Corporation in connection with the execution and delivery of or with the performance by the Corporation of its obligations under this Agreement, the Subscription Agreements, the Subscription Receipt Agreement, the Warrant Certificates or the Compensation Warrant Certificates, except as required by Canadian Securities Laws with regard to the distribution of the Securities in the Selling Jurisdictions and the rules of the TSX;

(p)

the Financial Statements have been prepared in Canadian dollars in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and present fairly in all material respects the financial position, results of operations, shareholders’ equity and cash flows of the Corporation as at the dates of such statements and for the periods indicated in such statements, as applicable;

(q)

each of the Corporation and its Subsidiary maintains a system of internal control over financial reporting to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and maintains a system of disclosure controls and procedures that is designed to provide reasonable assurances that information required to be disclosed by the Corporation under U.S. Securities Laws is recorded, processed, summarized and reported within the time periods specified under U.S. Securities Laws and to ensure that information required to be disclosed by the Corporation under U.S. Securities Laws is accumulated and communicated to the Corporation’s management, including its Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure;

(r)

no director or officer, former director or officer, or shareholder or employee of, or any other person not dealing at arm’s length with, the Corporation or its Subsidiary is engaged in any material transaction or arrangement with or is a party to a material contract with, or has any indebtedness, liability or obligation to, the Corporation or its Subsidiary, except for employment or consulting arrangements with employees or consultants or those serving as a director or officer of the Corporation or its Subsidiary;

(s)

except as disclosed in the audited Financial Statements, neither the Corporation nor its Subsidiary has incurred any liabilities or obligations (whether accrued, absolute, contingent or otherwise) that continue to be outstanding except as incurred in the ordinary course of business by the Corporation or its Subsidiary, as the case may be, and which do not have a Material Adverse Effect;

(t)

other than the Subsidiary, the Corporation does not own, directly or indirectly, or exercise control or direction over, and has not agreed to acquire outstanding securities of any other corporation or options to acquire securities of any other corporation, other than marketable securities held in the ordinary course of business, or a participating interest in any person;

(u)

there is no litigation or governmental or other proceeding or investigation at law or in equity before any Governmental Authority, domestic or foreign, in progress, pending or, to the Corporation’s knowledge, threatened (and the Corporation does not know of any basis therefor) against, or involving the assets, properties or business of, the Corporation, nor are there any matters under discussion with any Governmental Authority relating to taxes, governmental charges, orders or assessments asserted by any such authority and to the Corporation’s knowledge there are no facts or circumstances which would reasonably be expected to form the basis for any such litigation, governmental or other proceeding or investigation, taxes, governmental charges, orders or assessments;

(v)

PricewaterhouseCoopers LLP is independent with respect to the Corporation within the meaning of the rules of professional conduct applicable to auditor in the Province of British Columbia and there has not been any reportable event (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations) with such firm or any other prior auditor of the Corporation or its Subsidiary;

(w)

all tax returns required to be filed by the Corporation and its Subsidiary on or prior to the date hereof have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto, due or claimed to be due have been paid, other than non-material amounts or those being contested in good faith and for which adequate reserves have been provided, and neither the Corporation nor its Subsidiary is a party to any agreement, waiver or arrangement with any taxing authority which relates to any extension of time with respect to the filing of any tax returns, any payment of taxes or any assessment thereof; there is no tax deficiency which has been asserted against the Corporation or its Subsidiary which would have a Material Adverse Effect, and all material tax liabilities are adequately provided for in accordance with GAAP within the Financial Statements of the Corporation for all periods up to date of the balance sheet for the period ended June 30, 2013 included in the Financial Statements; there are no assessments or investigations in progress, pending or, to the knowledge of the Corporation, threatened against the Corporation in respect of taxes; there are no Liens for taxes upon the assets of the Corporation;

(x)

except where non-compliance does not have and would not reasonably be expected to have a Material Adverse Effect, each of the Corporation and its Subsidiary has conducted and is conducting its business in compliance with all applicable laws, rules and regulations of each jurisdiction in which it carries on business and neither the Corporation nor its Subsidiary has received any notice of any alleged violation of any such laws, rules and regulations;

(y)

each of the Corporation and its Subsidiary possesses such permits, licences, approvals, consents and other authorizations issued by Governmental Authorities (collectively, “Governmental Licences”) necessary to conduct its business as currently conducted, except where the failure to so possess would not, individually or in the aggregate, have a Material Adverse Effect and all such Governmental Licences are valid and existing and in good standing. Each of the Corporation and its Subsidiary is in compliance with the terms and conditions of all such Governmental Licences, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect;

(z)

except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect, (i) neither the Corporation nor its Subsidiary is in violation of any Environmental Laws, (ii) the Corporation and its Subsidiary have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, and (iii) there are no pending administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, orders, directions, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Law against the Corporation or its Subsidiary, and there are no facts or circumstances which would reasonably be expected to form the basis for any such administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, orders, directions, notices of non-compliance or violation, investigation or proceedings;

(aa)

(i) each of the Corporation and its Subsidiary is in compliance, in all material respects, with the provisions of all applicable federal, provincial, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours (collectively, “Employment Laws”), (ii) except as disclosed in the audited Financial Statements, no collective labour dispute, grievance, arbitration or legal proceeding is ongoing, pending or, to the knowledge of the Corporation, threatened and no individual labour dispute, grievance, arbitration or legal proceeding is ongoing, pending or, to the knowledge of the Corporation, threatened with any employee of the Corporation or its Subsidiary that would have a Material Adverse Effect, and, to the knowledge of the Corporation, none has occurred during the past year, and (iii) no union has been accredited or otherwise designated to represent any employees of the Corporation or its Subsidiary and, to the knowledge of the Corporation, no accreditation request or other representation question is pending with respect to the employees of the Corporation or its Subsidiary, and no collective agreement or collective bargaining agreement or modification thereof has expired or is in effect in any of the Corporation or its Subsidiary’s facilities and none is currently being negotiated by the Corporation or its Subsidiary;

(bb)

no existing supplier, manufacturer or contractor of the Corporation has indicated that it intends to terminate its relationship with the Corporation or that it will be unable to meet the current Corporation’s supply, manufacturing or contracting requirements that would have a Material Adverse Effect;

(cc)

neither the Corporation nor its Subsidiary is in default or breach, in any material respect, of any real property lease, and neither the Corporation nor its Subsidiary has received any notice or other communication from the owner or manager of any real property leased by the Corporation or its Subsidiary that the Corporation or its Subsidiary is not in compliance with any real property lease, and to the knowledge of the Corporation, no such notice or other communication is pending or has been threatened;

(dd)

the Corporation maintains such policies of insurance, issued by responsible insurers, as are appropriate to its operations, property and assets, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses, properties and assets and all such policies of insurance continue to be in full force and effect; and neither the Corporation nor its Subsidiary is in default as to the payment of premiums or otherwise, under the terms of any such policy;

(ee)

(i) each of the Corporation and its Subsidiary has good and marketable title to all of its assets and property, and (ii) except for the sale of inventory in the ordinary course of business, no person has any contract or any right or privilege capable of becoming a right to purchase any personal property from the Corporation or its Subsidiary that would have a Material Adverse Effect;

(ff)

the Corporation does not have any loans which have been made to or other indebtedness from any of its shareholders, officers, directors or employees or any other person not dealing at arm’s length with the Corporation that are currently outstanding, other than monies due in the ordinary course of business;

(gg)

no shareholder, officer, director, employee or any other person not dealing at arm’s length with the Corporation or, to the knowledge of the Corporation, any associate or affiliate of any such person, owns, has or is entitled to any royalty, carried interest or any other encumbrances or claims of any nature whatsoever which are based on the Corporation’s products or assets or any revenue or rights attributed thereto;

(hh)	to the knowledge of the Corporation, no insider of the Corporation has a present intention to sell any securities of the Corporation held by it;

(ii)	none of the Corporation nor its Subsidiary has outstanding any debentures, notes, mortgages, or other indebtedness that is material to the Corporation and its Subsidiary taken as a whole;

(jj)

to the knowledge of the Corporation, no securities commission, stock exchange or Governmental Authority has issued any order requiring trading in any of the Corporation’s securities to cease or preventing the distribution of the Securities in any Selling Jurisdiction nor instituted proceedings for that purpose and, to the knowledge of the Corporation, no such proceedings are pending or contemplated;

(kk)	Computershare Investor Services Inc., at its offices in the City of Vancouver, has been duly appointed as registrar and transfer agent for the common shares of the Corporation;

(ll)	other than as contemplated hereby, there is no person acting at the request of the Corporation who is entitled to any brokerage or agency fee in connection with the sale of the Offered Securities;

(mm)

neither the Corporation nor the Subsidiary is a party to any shareholders’ agreements, voting agreements, investors’ rights agreements or other agreements in force or effect which in any manner affects or will affect the voting or control of any of the securities of the Corporation or its Subsidiary or the operations or affairs of the Corporation or its Subsidiary;

(nn)

the attributes of the Subscription Receipts, the Common Shares, the Warrants and the Compensation Warrants conform in all material respects with the descriptions of those securities in this Agreement, the Subscription Receipt Agreement and the Subscription Agreements;

(oo)

the minute books and corporate records of the Corporation and its Subsidiary contain copies of all proceedings of the shareholders, the boards of directors and all committees of the boards of directors of each of such entities that have been minuted or resolved and there have been no other meetings, resolutions or proceedings of the shareholders, boards of directors or any committee thereof to the date of review of such corporate records and minute books not reflected in such minute books and other corporate records, other than those which are not material in the context of such entities, as applicable;

(pp)

the Corporation intends to apply the net proceeds from the issue and sale of the Subscription Receipts to fund ongoing research and development and ongoing operations and for general working capital purposes;

(qq)	the Corporation is a reporting issuer not in default of any requirement under Canadian Securities Laws;

(rr)

there are no reports or information that in accordance with the Canadian Securities Laws must be made publicly available or filed in connection with the Offering that have not been made publicly available as required;

(ss)

the filing by the Corporation of any material change report required to be filed under the Canadian Securities Laws will constitute a representation and warranty by the Corporation to the Agent that all the information and statements contained therein are true and correct and that no material information has been omitted therefrom which is necessary to make the statements contained therein not misleading in the light of the circumstances in which they were made;

(tt)

the Corporation has no knowledge of third parties who have rights to or liens over any Intellectual Property, except for the ownership rights of the owners of the intellectual property which is licensed to the Corporation. The execution and delivery of this Agreement by the Corporation will not result in the breach of, or create on behalf of any third party the right to terminate, impair or modify (i) any license, sublicense or other agreement relating to any Intellectual Property that is material to the Business, as currently conducted, or (ii) any license, sublicense and other agreement as to which the Corporation or its Subsidiary is a party and pursuant to which the Corporation or its Subsidiary is authorized to use any third party Intellectual Property that is material to the Business, as currently conducted, or (iii) any right of the Corporation to develop, use, sell, or dispose of, or to bring any action for the infringement of any Intellectual Property. There is no pending or, to the Corporation’s knowledge, threatened action, suit, proceeding or claim by others challenging the Corporation’s rights in or to any Intellectual Property, and the Corporation is unaware of any facts which form a reasonable basis for any such claim. There is no pending or, to the best of the Corporation’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or enforceability of any Intellectual Property, and the Corporation is unaware of any finding of unenforceability or invalidity of the Intellectual Property. There is no pending, or to the best of the Corporation’s knowledge, threatened action, suit, proceeding or claim by others that the Corporation infringes, misappropriates or otherwise violates (or would infringe, misappropriate or otherwise violate upon commercialization of the Corporation’s product or product candidates) any patent, trademark, copyright, trade secret, confidential information, know-how or other proprietary or intellectual property rights of others. To the Corporation’s knowledge, there is no patent or patent application of or by others that contains claims that interfere with the issued or pending claims of any of the Intellectual Property. To the Corporation’s knowledge, there is no prior art that necessarily renders any patent application owned by the Corporation unpatentable that has not been disclosed to the United States Patent and Trademark Office and the Canadian equivalent;

(uu)

The Corporation (or parties under contractual obligation to the Corporation) holds and is in compliance with all licences, certificates, approvals and permits from all provincial, federal, state, United States, foreign and other regulatory authorities, including but not limited to Health Canada (“HC”), the Canadian Therapeutic Products Directorate (the “TPD”), the Canadian Food Inspection Agency (the “CFIA”), the U.S. Food and Drug Administration (“FDA”) and any foreign regulatory authorities performing functions similar to those performed by HC, TPD, CFIA or FDA, that are material to the conduct of the Business as currently conducted, all of which are valid and in full force and effect, and there is no proceeding pending or, to the Corporation’s knowledge, threatened which may cause any such license, certificate, approval or permit to be withdrawn, cancelled, suspended or not renewed. The Corporation is not, to its knowledge, in violation of any material law, order, rule, regulation, writ, injunction or decree of any court or governmental agency or body applicable to the investigation of new drugs in humans or animals or the cultivation, growing or processing of genetically modified organisms, including, but not limited to, those promulgated by HC, CFIA or FDA;

(vv)

The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Corporation or in which the Corporation or its products or product candidates that are described in the public disclosure documents of the Corporation have participated or the results of which are referred to in the public disclosure documents of the Corporation were, to the knowledge of the Corporation, and if still pending are being, conducted in accordance with, as applicable, good clinical practice, good laboratory practices or scientific standards as appropriate for each particular study type. The Corporation is and has operated in compliance with all rules, regulations and policies of HC, TPD, CFIA or the FDA to the extent that the Corporation or its Subsidiary was or is required to. The Corporation has not received any notices or other correspondence from any such agency requiring the termination, suspension or material modification or clinical hold of any clinical or pre-clinical studies or tests that are described in the public disclosure documents of the Corporation or the results of which are referred to in the public disclosure documents of the Corporation; and

(ww)	the Corporation is not currently pursuing any material litigation against any person for any infringement, misappropriation or misuse of the Intellectual Property.

7.	Covenants of the Corporation

The Corporation covenants with the Agent that it will advise the Agent, promptly after receiving notice or obtaining knowledge, of (i) the suspension of the qualification of the Offered Securities for distribution or sale in any of the Selling Jurisdictions; (ii) the institution or threatening of any proceeding for any of those purposes; or (iii) any requests made by any Canadian Securities Regulator for additional information, and will use its reasonable best efforts to prevent the issuance of any such order and, if any such order is issued, to obtain the withdrawal of the order promptly.

8.	Compensation of the Agent

(a)	Fees

In consideration of the services to be rendered by the Agent in connection with the Offering, the Corporation shall pay, or cause to be paid, to the Agent (i) upon release of the Escrowed Funds, a cash fee equal to 5% of the aggregate gross proceeds of the Offering less the aggregate gross proceeds received from the Offering President’s List (the “Offering Agent’s Fee”).

No Offering Agent’s Fee shall be paid nor Compensation Warrants issued in relation to sales to Purchasers listed on the Offering President’s List.

(b)	Compensation Warrants

As additional compensation for the services provided, subject to the approval of the Corporation’s shareholders in accordance with the rules of the TSX, the Corporation shall issue to the Agent, upon release of the Escrowed Funds, compensation warrants (the “Compensation Warrants”) equal to 7% of the aggregate number of Subscription Receipts sold pursuant to the Offering, excluding those Subscription Receipts sold to Purchasers listed on the Offering President’s List.

Each Compensation Warrant will entitle the Agent to purchase one common share of the Corporation at the at the Issue Price, and will be exercisable for a period of 24 months following the Closing Date pursuant to the terms of the certificates evidencing the Compensation Warrants (the “Compensation Warrant Certificates”).

(c)	Protection of the Agent Investor List

In the event that the Corporation completes any equity or debt financing with any investor introduced to the Corporation by the Agent within the later of (i) the date hereof; (ii) the Closing Date, if applicable; or (iii) the date this Agreement is terminated, if applicable, the Corporation shall pay the Agent the compensation set forth in Sections and , provided that the appropriate number of Compensation Warrants shall be issued and amount of Offering Agent’s Fee shall be paid in the event such financing is an equity financing, unless this Agreement is terminated by the Agent or is terminated by the Corporation following a material breach of this Agreement by the Agent, in which case no such compensation is to be paid, issued, payable or issuable.

9.	Delivery of Purchase Price and Offered Securities

The issuance and sale of the Subscription Receipts shall be completed at the Closing Time at the offices of Blake, Cassels & Graydon LLP, in Vancouver, BC or at such other place as the Agent and the Corporation may agree upon. At the Closing Time, except as the Corporation and the Agent may otherwise agree, the Corporation shall duly and validly deliver to the Purchasers certificates representing the Subscription Receipts, as applicable.

Delivery by the Corporation of the Subscription Receipts shall be against payment by the Agent, or the Purchasers, to the Corporation of the aggregate Issue Price for the Subscription Receipts by wire transfer of immediately available funds together with a receipt signed by the Agent, or the Purchaser, for such Subscription Receipts. The Corporation hereby directs the Agent, and the Purchasers, to effect the foregoing payment of the aggregate Issuer Price for the Subscription Receipts by wire transfer of immediately available funds to the Escrow Agent on behalf of the Corporation.

10.	Delivery of Offered Securities

The Corporation shall, prior to the Closing Date make all necessary arrangements for the preparation, delivery and execution of the certificate(s) representing the Subscription Receipts on the Closing Date to the Agent’s counsel in the City of Vancouver.

The Corporation shall pay all fees and expenses payable to the Corporation’s transfer agent, and the Escrow Agent in connection with the preparation, delivery and execution of such certificate(s) representing the Subscription Receipts, the Common Shares and the Warrants forming part of the Units contemplated by this Section 10 and the fees and expenses payable to such persons as may be required in the course of the distribution of the Offering.

11.	Conditions to Completion

The Agent’s obligation to complete the transactions contemplated hereunder at the Closing Time shall be subject to the representations and warranties of the Corporation being accurate as of the date of this Agreement and as of the Closing Date, to the Corporation having performed all of its obligations under this Agreement and to the following additional conditions:

(a)	Delivery of Opinions

The Agent shall have received at the Closing Time a legal opinion dated the Closing Date, in form and substance satisfactory to the Agent, acting reasonably, addressed to the Agent and the Purchasers (and, if required for opinion purposes, counsel to the Agent) from Blake, Cassels & Graydon LLP, counsel to the Corporation, as to the laws of Canada and the Selling Jurisdictions, which counsel in turn may rely upon the opinions of local counsel where it deems such reliance proper and, as to matters of fact, on certificates of Governmental Authorities and officers of the Corporation and letters from stock exchange representatives and transfer agents.

In addition, if any of the offers or sales of the Offered Securities are made to any person in the United States, the Agent shall have received a favourable legal opinion, addressed to the Agent, in form and substance satisfactory to the Agent and the Agent’s counsel, acting reasonably, dated the Closing Date from United States counsel for the Corporation, to the effect that no registration of the Offered Securities is required under the U.S. Securities Act.

(b)	Delivery of Certificates

(i)

The Agent shall have received at the Closing Time a certificate dated the Closing Date, addressed to the Agent (and, if necessary for opinion purposes, counsel to the Agent) and signed by officers of the Corporation acceptable to the Agent, acting reasonably, certifying (1) the constating documents of the Corporation, (2) that no proceedings have been taken for voluntary dissolution, (3) all resolutions of the board of directors of the Corporation relating to this Agreement, the Subscription Receipt Agreement, the Subscription Agreements, the Warrant Certificates and the Compensation Warrant Certificates, and (4) the incumbency and specimen signatures of signing officers of the Corporation.

(ii)

The Agent shall have received at the Closing Time a certificate dated the Closing Date, addressed to the Agent and signed on behalf of the Corporation by the Chief Executive Officer and the Chief Financial Officer of the Corporation, certifying for and on behalf of the Corporation and without personal liability and after having made due enquiry:

(A)

since the effective date of this Agreement, (1) there has been no material change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Corporation and its Subsidiary taken as a whole, and (2) no transaction has been entered into by either the Corporation or its Subsidiary which is material to the Corporation and its Subsidiary taken as a whole;

(B)

that no order, ruling or determination having the effect of suspending the sale or ceasing the trading of the Common Shares or any other securities of the Corporation has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened under any of Canadian Securities Laws or by any other regulatory authority;

(C)	that the Corporation has complied in all material respects with the terms and conditions of this Agreement on its part to be complied with up to the Closing Time; and

(D)

that the representations and warranties of the Corporation contained in this Agreement are true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time.

(c)	Good Standing Certificates

The Agent shall have received at the Closing Time certificates of the relevant Governmental Authorities, where issuable under applicable law, confirming the incorporation and continuing valid existence of each of the Corporation and its Subsidiary, each dated within two days of the Closing Date.

(d)	Listing Approval

The Common Shares forming part of the Units and the Warrant Shares shall have been conditionally approved for listing on the TSX, subject only to the Corporation obtaining shareholders approval for the Offering and the satisfaction by the Corporation of customary post-closing conditions imposed by the TSX in similar circumstances.

(e)	Subscription Receipt Agreement

The Corporation shall have delivered at the Closing Time a fully executed copy of the Subscription Receipt Agreement.

(f)	Subscription Agreements

The Corporation shall have delivered at the Closing Time fully executed copies of the Subscription Agreements.

12.	Rights of Termination

(a)	Regulatory Proceedings Out

If prior to the Closing Time there should develop, occur or come into effect or existence any inquiry, action, suit, proceeding or investigation (whether formal or informal) (including matters of regulatory transgression or unlawful conduct), is commenced, announced or threatened or any order made by any Governmental Authority including, without limitation, the TSX or any securities regulatory authority, or any law or regulation is enacted or changed which in the reasonable opinion of the Agent, operates to prevent or restrict the trading of the Common Shares or any other securities of the Corporation or materially and adversely affects or will materially and adversely affect the market price or value of the Common Shares or any other securities of the Corporation, then the Agent shall be entitled, at its option and in accordance with Section 12(e), to terminate its obligations under this Agreement by written notice to that effect given to the Corporation at any time at or prior to the Closing Time.

(b)	Disaster Out

If prior to the Closing Time there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence (including terrorism) or any new law or regulation or a change thereof which in the reasonable opinion of the Agent, materially adversely affects, or involves, or will, materially adversely affect, or involve, the financial markets or the business, operations or affairs of the Corporation and its Subsidiary taken as a whole, then the Agent shall be entitled, at its option and in accordance with Section 12(e), to terminate its obligations under this Agreement by written notice to that effect given to the Corporation at any time at or prior to the Closing Time.

(c)	Material Change or Change in Material Fact Out

If, after the date hereof and prior to the Closing Time, there shall be any material change in the affairs of the Corporation, or there should be discovered any previously undisclosed material fact required to be disclosed under applicable securities laws, in each case which, in the reasonable opinion of Agent, has or would be expected to have a material adverse effect on the market price or value of the Common Shares or any other securities of the Corporation, then the Agent shall be entitled, at its option, in accordance with Section 12(e), to terminate its obligations under this Agreement by written notice to that effect given to the Corporation any time at or prior to the Closing Time.

(d)	Non-Compliance with Conditions

If at any time, the Corporation is in breach of any material term, condition or covenant of this Agreement or any material representation or warranty given by the Corporation in this Agreement is or becomes false in any material respect, then the Agent shall be entitled, at its option, in accordance with Section 12(e), to terminate its obligations under this Agreement by written notice to that effect given to the Corporation any time at or prior to the Closing Time. The Agent may waive, in whole or in part, or extend the time for compliance with, any terms, conditions and covenants without prejudice to its rights in respect of any other terms, conditions and covenants or any other or subsequent breach or non-compliance, provided that any such waiver or extension shall be binding upon the Agent only if such waiver or extension is in writing and signed by the Agent.

(e)	Exercise of Termination Rights

The rights of termination contained in Sections 12(a), (b), (c) and (d) may be exercised by the Agent and are in addition to any other rights or remedies the Agent may have in respect of any default, act or failure to act or non-compliance by the Corporation in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination, there shall be no further liability on the part of the Agent to the Corporation or on the part of the Corporation to the Agent except in respect of any liability which may have arisen prior to or arise after such termination under Sections 13 and 15.

13.	Indemnity

(a)	Rights of Indemnity

The Corporation hereby agrees to indemnify and hold harmless the Agent, any of its affiliates and their respective partners, directors, officers, shareholders, employees, consultants, agents and advisors (hereinafter collectively referred to as “Personnel”) from and against any and all expenses, losses (excluding any loss of profits), claims, actions, damages, suits, proceedings, investigations or liabilities, joint or several of whatsoever nature or kind (including the aggregate amount paid in settlement of any actions, suits, proceedings, investigations or claims and expenses, including the reasonable fees and expenses of their counsel that may be incurred in advising with respect to and/or defending any action, suit, proceeding, investigation or claim that may be made or threatened against the Agent or its Personnel or in enforcing this indemnity) (collectively, the “Claims”) to which the Agent and/or its Personnel may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such Claims arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Corporation by the Agent and its Personnel hereunder or otherwise in connection with the matters referred to in this Agreement and to reimburse the Agent and its Personnel forthwith, upon demand, for any legal or other expenses reasonably incurred by such party in connection with any Claim.

The Corporation also agrees that the Agent and its Personnel shall not have any liability (either direct or indirect, in contract or tort or otherwise) to the Corporation or any person asserting Claims on the Corporation’s behalf or in right for or in connection with this Agreement, except to the extent that any Claims incurred by the Corporation are determined by a court of competent jurisdiction in a final judgment that has become non-appealable to have resulted from the Agent or its Personnel breach of this Agreement, or the negligence, wilful misconduct, fraud or dishonesty or the Agent or its Personnel.

If for any reason, the foregoing indemnification is unavailable to the Agent or its Personnel or is insufficient to hold them harmless, then the Corporation shall contribute to the amount paid or payable by the Agent or its Personnel as a result of such Claim in such proportion as is appropriate to reflect not only the relative benefits received by the Corporation on the one hand and the Agent or its Personnel on the other hand but also the relative fault of the Corporation and the Agent or its Personnel, as well as any equitable considerations.

The Corporation agrees that in case any legal, regulatory or other proceeding shall be brought against the Corporation and/or the Agent or any of its Personnel by any court, Governmental Authority, or any stock exchange or if any other entity having regulatory authority, either domestic or foreign, shall investigate the Corporation and/or the Agent and any Personnel of the Agent shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding the Agent or, in connection with or by reason of the performance of, professional services rendered to the Corporation by the Agent, the Agent shall have the right to employ its own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs and out-of-pocket expenses incurred by its Personnel in connection therewith shall be paid by the Corporation as they occur.

In the event and to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable determines that the Agent or its Personnel breached this Agreement, or was negligent or guilty of wilful misconduct, fraud or dishonesty in connection with any Claim in respect of which the Corporation has advanced funds to the Agent or the Personnel pursuant to this indemnity, such funds shall be reimbursed to the Corporation and thereafter this indemnity shall not apply to such indemnified party in respect of such Claim.

(b)	Notification of Claims

Promptly after receipt of notice of the commencement of any action, suit, legal proceeding or Claim against it or any of its Personnel or after receipt of notice of the commencement of any investigation, which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Corporation, the Agent will notify the Corporation in writing of the commencement thereof and the Corporation will undertake the investigation and defence thereof on behalf of the Agent and its Personnel, including the prompt employment of counsel reasonably acceptable to the Agent and the Personnel and the payment of all expenses. The omission to notify the Corporation shall not relieve the Corporation of any liability which the Corporation may have to the Agent, except only to the extent any such delay in giving or failure to give notice as herein required results in forfeiture by the Corporation of substantive rights or defences.

No admission of liability and no settlement, compromise or termination of any action, suit, proceeding, Claims or investigation shall be made by the Corporation or Agent without the prior written consent of the other (except no such consent is necessary if settlement by the Corporation does not result in any admission of liability by the Agent and the Agent released from all economic liability), such consent not to be unreasonably withheld.

(c)	Retaining Counsel

The Agent shall have the right to retain its own counsel in any proceeding relating to an action, suit, proceeding, investigation or claim contemplated by this indemnity if:

(i)

the Agent has been advised by counsel that there may be a reasonable legal defense available to Agent or the Personnel which is different from or additional to a defense available to the Corporation and that representation of Agent or the Personnel and the Corporation by the same counsel would be inappropriate due to the actual or potential differing interests between them (in which case the Corporation shall not have the right to assume the defense of such proceedings on Agent’s or the Personnel's behalf);

(ii)

the Corporation shall not have taken the defense of such proceedings and employed counsel within a reasonable period of time after notice has been given to the Corporation of commencement of the Claim;

(iii)	the employment of such counsel has been authorized in writing by the Corporation in connection with the defense of such proceedings; or

(iv)

the named parties to any such Claim includes both the Corporation and the Agent or its Personnel and the Agent or its Personnel shall have been advised by counsel that there may be a conflict of interest between the Corporation and the Agent or its Personnel, and, in any such event, the reasonable fees and expenses of the counsel of Agent or the Personnel shall be paid by the Corporation, provided that the Corporation shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate counsel (in addition to any local counsel, but not more than one local counsel in any particular jurisdiction) for Agent and the Personnel collectively.

The indemnity and contribution obligations of the Corporation shall be in addition to any liability which the Corporation may otherwise have, shall extend upon the same terms and conditions to the Personnel of the Agent (and the Agent agrees to act as trustees for its Personnel for the covenants under this indemnity and to hold and enforce such covenants on behalf of its Personnel) and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Corporation, the Agent and any of its Personnel. The foregoing provisions shall survive the completion of professional services rendered under this Agreement or any termination of the authorization given by this Agreement.

14.	Severability

If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

15.	Expenses

Whether or not the transactions contemplated by this Agreement shall be completed, all costs and expenses of or incidental to the issue, sale and delivery of the Offered Securities and all costs and expenses incurred by the Corporation or the Subsidiary of or incidental to all other matters in connection with the offering of the Offered Securities shall be borne by the Corporation including, without limitation, all fees and disbursements of all legal counsel to the Corporation (including local counsel), all fees and disbursements of the Corporation’s accountants and auditor, all expenses related to roadshows and marketing activities, all printing costs, postage and mailing expenses incurred in connection with the Offering, including preparation and printing of the certificates representing the Subscription Receipts, the Common Shares and Warrants forming part of the Units, and the Compensation Warrant Certificates, all filing fees, all fees and expenses relating to listing the Offered Securities on any exchanges, all transfer agent fees and expenses, all reasonable out-of-pocket expenses of the Agent incurred in connection with the Offering, including without limitation the reasonable fees, taxes and disbursements of the Agent’s counsel and any advertising, printing, courier, telecommunications, data search, presentation, travel, lodging, meals, due diligence and other expenses incurred by the Agent together with all related taxes (including, without limitation, provincial sales taxes, HST and GST); provided that the Agent must receive prior written approval of the Corporation prior to incurring (a) any single fee or expense in excess of $2,000, and (b) fees and expenses, in the aggregate, in excess of $10,000, and in any incremental amounts of $2,500 thereafter. All reasonable costs and expenses incurred by the Agent or on its behalf shall be payable by the Corporation immediately upon receiving an invoice therefor from the Agent.

16.	Best Efforts

The sale of the Offered Securities in connection with the Offering shall be on a “best efforts” basis without underwriter liability or obligation and nothing in this Agreement or any other agreement shall require the Agent to purchase any of the Offered Securities in connection with the Offering.

17.	Stipulation for the Benefit of Certain Selling Firms

The Corporation hereby covenants and agrees, for the benefit of the Selling Firms, that the Selling Firms will be entitled to benefit from and rely on, to the same extent as the Agent, all the representations and warranties, covenants and indemnification undertakings of the Corporation contained in this Agreement for the benefit of the Agent. Furthermore, each document which the Corporation must address and deliver to the Agent under the Agreement shall also be addressed and delivered to the Selling Firms concurrently with the delivery thereof to the Agent.

18.	Survival of Representations and Warranties

The representations, warranties, obligations and agreements of the Corporation contained in this Agreement and in any certificate delivered pursuant to this Agreement or in connection with the purchase and sale of the Offered Securities shall survive the purchase of the Offered Securities and shall continue in full force and effect unaffected by the termination of the Agent’s obligations and shall not be limited or prejudiced by any investigation made by or on behalf of the Agent in connection with the distribution of the Offered Securities.

19.	Time

Time is of the essence in the performance of the parties’ respective obligations under this Agreement.

20.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable in the Province of British Columbia.

21.	Notice

Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a “notice”) shall be in writing addressed as follows:

If to the Corporation, addressed and sent to:

Response Biomedical Corp.
1781-75th Avenue West Vancouver, British Columbia V6P 6P2

Attention: Fax: Email:	Chief Financial Officer (604) 456-6066 badams@responsebio.com

In case of any notice to the Corporation, with a copy to:

Blake, Cassels & Graydon LLP 595 Burrard Street, Suite 2600 Vancouver, British Columbia V7X 1L3

Attention:	Joseph Garcia
Fax:	(604) 631-3309
Email:	joseph.garcia@blakes.com

If to the Agent, addressed and sent to:

Bloom Burton & Co. Inc. 65 Front Street East, Suite 300 Toronto, Ontario M5E 1B5

Attention:	Jolyon Burton
Fax:	(416) 640-7573
Email:	jburton@bloomburton.com

In case of any notice to the Agent, with a copy to:

McCarthy Tétrault LLP Suite 1150 Le Complexe St-Amable rue de Claire-Fontaine, 7e étage Québec City, Québec G1R 5G4

Attention:	Philippe Leclerc
Fax:	(418) 521-3099
Email:	pleclerc@mccarthy.ca

and to:

McCarthy Tétrault LLP Suite 1300 777 Dunsmuir Street P.O. Box 10424, Pacific Centre Vancouver, B.C. V7Y 1K2

Attention:	David Frost
Fax:	(604) 622-5674
Email:	dfrost@mccarthy.ca

or to such other address as any of the parties may designate by giving notice to the others in accordance with this Section 21. Each notice shall be personally delivered to the addressee or sent by fax or e-mail to the addressee. A notice which is personally delivered or delivered by fax or e-mail shall, if delivered prior to 5:00 p.m. (Toronto time) on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered.

22.	Counterparts

This Agreement may be executed by the parties to this Agreement in counterpart and may be executed and delivered by facsimile and all such counterparts and facsimiles shall together constitute one and the same agreement.

23.	Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other than as expressly set forth or referred to herein and this Agreement supersedes any previous agreements, arrangements or understandings among the parties, including the Engagement Letter, dated as of August 13, 2013 by and between the Corporation and the Agent.

24.	Amendments; Modifications; Waivers

No alteration, amendment, modification or interpretation of this Agreement or any provision of this Agreement shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by the parties directly affected by such alteration, amendment, modification or interpretation.

25.	Further Assurances

The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as any party may, either before or after the Closing Date, reasonably required in order to carry out the full intent and meaning of this Agreement.

(Signatures on following page)

If the foregoing is in accordance with your understanding and is agreed to by you, please signify your acceptance by executing the enclosed copies of this letter where indicated below and returning the same to the Agent upon which this letter as so accepted shall constitute an Agreement among us.

Yours very truly,

BLOOM BURTON & CO. INC.

By:
Jolyon Burton
Chief Executive Officer & Head of Investment Banking

The foregoing offer is accepted and agreed to as of the date first above written.

RESPONSE BIOMEDICAL CORP.

By:
William Adams
Chief Financial Officer

Schedule “A”

TERMS AND CONDITIONS FOR

UNITED STATES OFFERS AND SALES

In the United States, Response Biomedical Corp. (the “Corporation”) proposes to sell subscription receipts (the “Subscription Receipts”) with each Subscription Receipt entitling the holder thereof to receive, for no additional consideration, one unit of the Corporation (each, a “Unit”) pursuant to the Agency Agreement dated as of September 26, 2013 among the Corporation and the Agent named therein (the “Agent”). The Subscription Receipts, together with the underlying Common Shares (as defined hereinafter), the underlying Warrants (as defined hereinafter) and the Warrant Shares (as defined hereinafter) are referred to herein as the “Offered Securities.” Each Unit will consist of one common share (each, a “Common Share”) in the share capital of the Corporation and one-half of one common share purchase warrant (each, a “Warrant”). Each whole Warrant will entitle the holder thereof to purchase one Common Share (each, a “Warrant Share”) for an exercise price of $3.58 at any time for a period of 3 years following the Closing Date. Each Warrant may be exercisable on a “net” (cashless exercise) basis.

1.	Definitions

In this Agreement:

“Affiliate” has the meaning set forth in Rule 405 under the U.S. Securities Act;

“Accredited Investor” means an “accredited investor” as defined in Rule 501(a) of Regulation D;

“Directed Selling Efforts” means “directed selling efforts” as defined in Regulation S and, without limiting the foregoing, but for greater clarity, means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Offered Securities and includes, without limitation, the placement of any advertisement in a publication with a general circulation in the United States that refers to the Offering;

“General Solicitation” and “General Advertising” means “general solicitation” and “general advertising”, respectively, as used in Rule 502(c) of Regulation D, including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the internet, radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising or in any other manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act;

“Qualified Institutional Buyer” means a “qualified institutional buyer” as defined in Rule 144A;

“Regulation D” means Regulation D under the U.S. Securities Act;

“Regulation S” means Regulation S under the U.S. Securities Act;

“Rule 144A” means Rule 144A under the U.S. Securities Act;

“SEC” means the United States Securities and Exchange Commission;

“Selling Firms” has the meaning ascribed to it in Section 2(a);

“Substantial U.S. Market Interest” means “substantial U.S. market interest” as defined in Regulation S;

“U.S. Affiliate” means the U.S. registered broker-dealer affiliate of the Agent;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. Investment Company Act” means the United States Investment Company Act of 1940, as amended;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

2.            The Agent may only offer and sell the Offered Securities within the United States through the U.S. Affiliate (as defined below) on the terms and subject to the conditions of this Schedule A. In connection therewith, the Corporation represents, warrants and covenants to and with the Agent that:

(a)

none of the Corporation or its Affiliates or any person acting on its or their behalf, (other than the Agent, the U.S. Affiliate, any members of the banking and selling group formed by them (collectively, the “Selling Firms”) or any person acting on their behalf, as to whom the Corporation makes no representation), has engaged or will engage in any Directed Selling Efforts or has engaged or will engage in any form of General Solicitation or General Advertising in the United States with respect to the Offered Securities;

(b)	the Corporation is not registered and is not required to register as an “investment company” pursuant to the provisions of the U.S. Investment Company Act;

(c)

so long as any of the Offered Securities that have been sold in the United States or Warrant Shares are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act, the Corporation will, unless it becomes subject to and in compliance with the reporting requirements of Section 13 or subsection 15(d) of the U.S. Exchange Act, or is exempt from such reporting requirements pursuant to Rule 12g3-2(b) thereunder, provide to any holder of the Offered Securities, or to any prospective purchaser of the Offered Securities or Warrant Share designated by a holder, upon the request of that holder or prospective purchaser, at or prior to the time of any resale of the Offered Securities or Warrant Share, the information required to be provided by Rule 144A(d)(4) under the U.S. Securities Act;

(d)

none of the Corporation or its Affiliates will take any action that would cause the registration exemptions pursuant to Rule 144A, Regulation D or Regulation S to be unavailable for the offer and sale of the Offered Securities pursuant to this Agreement;

(e)

the Offered Securities are not, and as of the Closing Time the Offered Securities will not be, and no securities of the same class as the Offered Shares, Units, Warrants or Warrant Shares are or will be (i) listed on a national securities exchange in the United States registered under Section 6 of the U.S. Exchange Act, (ii) quoted in an “automated inter-dealer quotation system,” as such term is used in the U.S. Exchange Act, or (iii) convertible or exchangeable at an effective conversion premium (calculated as specified in paragraph (a)(6) of Rule 144A) of less than ten percent for securities so listed or quoted;

(f)	the Corporation is a “foreign issuer” (as such term is defined in Regulation S) and reasonably believes that there is no Substantial U.S. Market Interest in the Common Shares.

3.            The Agent acknowledges that neither the Offered Securities nor Warrant Shares have been and will not be registered under the U.S. Securities Act and may only be offered and sold within the United States to (i) Qualified Institutional Buyers pursuant to Rule 144A, (ii) Accredited Investors pursuant to Rule 506 of Regulation D or (iii) outside the United States pursuant to Rule 903 of Regulation S and exemptions from registration under applicable state securities laws. Accordingly, the Agent separately and not jointly represents, warrants and covenants to the Corporation and will cause its U.S. Affiliate to comply with such representations, warranties and covenants, that:

(a)

it has not offered or sold, and will not offer or sell, any Offered Securities constituting part of its allotment within the United States except as provided in this Schedule A or outside the United States in accordance with Regulation S. Accordingly, except as provided in this Schedule A, neither it nor any of its U.S. Affiliate nor any person acting on its or their behalf has engaged or will engage in: (i) any offer to sell or any solicitation of an offer to buy, any Offered Securities to any person in the United States, (ii) any sale of Offered Securities to any purchaser unless, at the time the buy order was or will have been originated, the purchaser was outside the United States, or such underwriter, U.S. Affiliate or person acting on behalf of either reasonably believed that such purchaser was outside the United States or (iii) any Directed Selling Efforts with respect to the Offered Securities;

(b)

neither it nor any of its U.S. Affiliate nor any person acting on its or their behalf has engaged or will engage in any form of General Solicitation or General Advertising or in any conduct involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act in connection with its offers or sales of any of the Offered Securities in the United States;

(c)

all offers and sales of the Offered Securities in the United States will be effected through its U.S. Affiliate each of which is duly registered under the U.S. Exchange Act and all applicable state securities laws, in accordance with all applicable United States state and federal securities (including broker-dealer) laws and all applicable rules of the Financial Industry Regulatory Authority;

(d)

it and each U.S. Affiliate which is purchasing the Offered Securities in the United States is a Qualified Institutional Buyer, is a duly registered broker-dealer with the SEC, and is a member of, and in good standing with, the Financial Industry Regulatory Authority, Inc. on the date such representation is made;

(e)	it has not used and will not use any written material and no other written material was used in connection with the offer and sale of the Offered Securities in the United States;

(f)

it will solicit, and will cause its U.S. Affiliate to solicit, offers for the Offered Securities in the United States only from and will offer the Offered Securities only to persons it reasonably believes to be (i) Substituted Purchasers that are Accredited Investors in accordance with Rule 506 of Regulation D, or (ii) to Qualified Institutional Buyers in accordance with Rule 144A, and in each case in transactions that are exempt from registration under the U.S. Securities Act and applicable state securities laws. Any sales of Offered Securities made to Substituted Purchasers in the United States will be made directly by the Corporation to Accredited Investors purchasing as Substituted Purchasers, and the Agent and its U.S. Affiliate shall act in the capacity as placement agent for such sales; and

(g)

all purchasers of the Offered Securities in the United States shall be informed that the Offered Securities and Warrant Shares have not been and will not be registered under the U.S. Securities Act and the Offered Securities are being offered and sold to them in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by either Rule 506 of Regulation D or Rule 144A.

4.	The Agent agrees, and will cause each of its U.S. Affiliate to agree, that:

(a)	prior to the Closing Date, the Agent will provide to the Corporation a list of all purchasers of the Offered Securities in the United States;

(b)

on the Closing Date, it, together with its U.S. Affiliate selling Offered Securities in the United States, will provide a certificate, substantially in the form of Annex A to this Schedule A relating to the manner of the offer and sale of the Offered Securities in the United States or be deemed to have represented and warranted that neither it or its U.S. Affiliate has offered or sold Offered Securities in the United States; and

(c)

if the Agent authorize any Selling Firms to offer and sell Offered Securities in the United States through the U.S. Affiliate, the Agent will cause each such firm to acknowledge in writing, for the benefit of the Corporation, its agreement to be bound by the provisions of this Schedule A in connection with all offers and sales of the Offered Securities in the United States. The Agent has not and will not make any other contractual arrangement for the distribution of the Offered Securities in the United States without the prior written consent of the Corporation.

ANNEX “A”

AGENT’S CERTIFICATE

In connection with the proposed offering of Response Biomedical Corp. (the “Corporation”), each of the undersigned does hereby certify as follows:

(i)

each undersigned U.S. affiliate of the undersigned Agent (the “U.S. Affiliate”) who offered or sold Offered Securities in the United States is duly registered as a broker or dealer under the United States Securities and Exchange Act of 1934, as amended, and the securities laws of each state in which such offer or sale is made (unless exempted from the respective state’s broker-dealer registration requirements) and a member of and in good standing with the Financial Industry Regulatory Authority, Inc. (“FINRA”) on the date hereof and on the date of each offer and sale made in the United States;

(ii)	all offers and sales of Offered Securities in the United States were made only through the U.S. Affiliate and have been effected in accordance with all applicable U.S. broker-dealer requirements;

(iii)

immediately prior to providing a Subscription Agreement to any individual or person, we had reasonable grounds to believe and did believe that each offeree was either (i) an “accredited investor” as defined in Rule 501 of Regulation D (an “Accredited Investor”) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or (ii) a “qualified institutional buyer” (a “Qualified Institutional Buyer”) as defined in Rule 144A of the U.S. Securities Act and, on the date hereof, we continue to believe that (i) each person in the United States and (ii) each person offered Offered Securities in the United States, in each case that is purchasing Offered Securities from us, is either an Accredited Investor or Qualified Institutional Buyer;

(iv)

no form of general solicitation or general advertising (as those terms are used in Regulation D under the U.S. Securities Act) was used by us, including without limitation advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television or the internet, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Offered Securities in the United States;

(v)	no directed selling effort (as that term is used in Regulation S under the U.S. Securities Act) was made by us in connection with the offer or sale of the Offered Securities in the United States;

(vii)	the offering of the Offered Securities in the United States has been conducted by us and through our U.S. Affiliate in accordance with the terms of the Agency Agreement; and

(viii)

prior to any sale of Offered Securities in the United States or to U.S. Persons we caused each U.S. purchaser that was not a Qualified Institutional Buyer to execute a U.S. Purchaser’s Letter in the form of Exhibit B attached to the U.S. Wrap.

Terms used in this Agent’s Certificate have the meanings given to them in Schedule A of the Agency Agreement unless otherwise defined herein.

Dated this _____ day of           , 2013.

BLOOM BURTON & CO. INC.     [U.S. AFFILIATE]

By:      ____________________________     By:      _______________________________

Name: Jolyon Burton                                               Name:

Title: Chief Executive Officer &                              Title:

Head of Investment Banking